Exhibit 99.1

Digital Lava Announces Nasdaq Delisting

     MARINA DEL REY, CA — November 29, 2001 — Digital Lava Inc. (Nasdaq: DGLV) announced today that it has requested to be delisted from the Nasdaq Small Cap Market as of the close of business on December 3, 2001. After that time, trading in Digital Lava’s stock will be conducted in the over-the-counter market on the NASD’s “Electronic Bulletin Board,” pending a determination by the Board of Directors to close Digital Lava’s stock transfer books and cease trading of its stock in furtherance of the plan of liquidation and dissolution approved by the company’s stockholders on October 30, 2001.

FORWARD LOOKING STATEMENTS

     This press release contains forward-looking statements relating to, among other things, the winding down of Digital Lava’s business, including the close of its stock transfer books. Statements made in this document that are forward-looking are based on our current expectations and involve risks and uncertainties that could cause events to differ materially from those expressed. Other important factors include amendment, delay in implementation or termination of any plan to wind down Digital Lava. The matters discussed in this press release involve additional risks and uncertainties described from time to time our press releases and filings with the SEC, including our annual report on Form 10-KSB for the year ended December 31, 2000 and quarterly reports on Form 10-QSB. We assume no obligation to revise or update the forward-looking information contained in this press release.

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